Special Town Hall March 2nd , 2020 Exhibit 99.3

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “projects,” “plans,” “intends,” “may,” “will,” “should,” “could,” “shall,” “continue,” “outlook” and variations of these words and similar expressions (or the negative thereof) identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements relate to the proposed business combination (the “Proposed Transaction”) involving WillScot Corporation (“WillScot”) and Mobile Mini, Inc. (“Mobile Mini”), including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend, which reflects management’s beliefs, expectations and objectives as of the date hereof. Achievement of the expressed beliefs, expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from those beliefs, expectations or objectives. These forward-looking statements are only estimates, assumptions and projections, and involve known and unknown risks and uncertainties, many of which are beyond the control of WillScot and Mobile Mini. Important Proposed Transaction-related factors that may cause such differences include, but are not limited to: the risk that expected revenue, expense and other synergies from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the parties are unable to successfully implement their integration strategies; the inherent uncertainty associated with financial or other projections; failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all, including stockholder and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and disruptions to the parties’ businesses and financial condition as a result of the announcement and pendency of the Proposed Transaction. Other important factors include: the parties’ ability to manage growth and execute their business plan; their estimates of the size of the markets for their products; the rate and degree of market acceptance of their products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs adversely affecting their profitability (including cost increases resulting from tariffs); general economic and market conditions impacting demand for their products and services; the value of WillScot shares to be issued in the Proposed Transaction; the parties’ capital structure, levels of indebtedness and availability of credit; expected financing transactions undertaken in connection with the Proposed Transaction; third party contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; the ability to retain and hire key personnel and uncertainties arising from leadership changes; the response of business partners as a result of the announcement and pendency of the Proposed Transaction; the diversion of management attention from business operations to the Proposed Transaction; the ability to implement and maintain an effective system of internal controls; potential litigation and regulatory matters involving the combined company; implementation of tax reform; the intended qualification of the Proposed Transaction as a tax-free reorganization; the changes in political conditions in the U.S. and other countries in which the parties operate, including U.S. trade policies or the U.K.’s withdrawal from the European Union; and such other risks and uncertainties described in the periodic reports WillScot and Mobile Mini file with the SEC from time to time including WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020 and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020, each of which are or will be available through the SEC’s EDGAR system at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements as the information in this communication speaks only as of March 2, 2020 or such earlier date as specified herein. WillScot and Mobile Mini disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. All subsequent written and oral forward-looking statements attributable to WillScot, Mobile Mini or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Important Information About the Proposed Transaction Additional Information and Where to Find It This communication is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the Proposed Transaction. In connection with the Proposed Transaction, WillScot will file a registration statement on Form S-4, which will include a document that serves as a prospectus of WillScot and a joint proxy statement of WillScot and Mobile Mini (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the U.S. Securities and Exchange Commission (the “SEC”). No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to WillScot’s stockholders and Mobile Mini’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by WillScot with the SEC may also be obtained free of charge from WillScot by requesting them by mail at WillScot Corporation, 901 S. Bond Street, Suite 600, Baltimore, Maryland 21231. The documents filed by Mobile Mini may also be obtained free of charge from Mobile Mini by requesting them by mail at Mobile Mini, Inc. 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008. Participants in the Solicitation WillScot, Mobile Mini, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about WillScot’s directors and executive officers is available in WillScot’s proxy statement, dated April 30, 2019 for the 2019 Annual Meeting of Stockholders, and WillScot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 2, 2020 and WillScot's Current Reports on Form 8-K filed on May 17, 2019 and June 19, 2019. Information about Mobile Mini’s directors and executive officers is available in Mobile Mini’s proxy statement, dated March 12, 2019 for its 2019 Annual Meeting of Stockholders and Mobile Mini’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 3, 2020. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, WillScot or Mobile Mini as indicated above. No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Agenda Merger details that were announced this morning Merger Timeline as we know it today How we conduct ourselves between Merger Announcement and Merger Close Employee Matters Questions

WillScot and Mobile Mini to Combine March 2, 2020 Creating a North American Leader in Modular Space and Portable Storage

What is happening?

- Mobile Mini is merging with WillScott
- New Combined Company of ~4,000 employees
  - Combined 2019 Revenue of ~$1.7B and 2019 Adj. EBITDA of ~$650M
  - Combined market cap of ~$4.1B
  - the combined company will be headquartered in Phoenix
  - SAP will be our IT system
  - MMI's branch structure will remain in place
  - MMI's ISR structure will remain in place
- Closing not till Q3
  - Business as usual until then
- Even after closing the businesses will run separately for some time mobile mini SOLUTIONS mobile mini STORAGE SOLUTIONS mobile mini TANK + PUMP SOLUTIONS

WILLSCOT
mobile mini SOLUTIONS

Business Plan

Structure

- ✓ 3-year operating plan to ensure Mobile Mini's operating model remains intact:
  - ✓ (i) branch/field operating structure/network stays in place (branch manager structure and P&L at branch level)
  - ✓ (ii) Mobile Mini ISR sales structure stays in place
- ✓ Headquarters in Phoenix
- ✓ Operating System is SAP
- ✓ Combined leadership
  - ✓ Chief Executive Officer: Bradley Soultz
  - ✓ President and Chief Operating Officer: Kelly Williams
  - ✓ Chief Financial Officer: Tim Boswell
  - ✓ General Counsel: Chris Miner
  - ✓ Chief Human Resource Officer: Tim Lopez
  - ✓ Chairman of the Board: Erik Olsson
  - ✓ Mark Krivoruchka will lead integration

Strategic

- ✓ Combination of a leading provider of Modular Space Solutions and a leading provider of Portable Storage Solutions
- ✓ Complementary fleet and enhanced ability to serve customers
  - – Diversifies end markets and customer base
  - – Leverages combined branch network and corporate infrastructure
- ✓ Combines two highly predictable leasing portfolios while adding unique multi-year growth levers
  - – Recurring revenues with >30 months average lease duration and >20 years useful asset life
  - – >90% of revenue from leasing operations and ~95% of revenue in North America
  - – Complementary customer base
- ✓ Strengthens combined customer value proposition across diverse end markets via pull through from modular to storage and vice versa
- ✓ Brings together two industry leading, best-in-class teams with proven track record of delivering profitable growth and shareholder value

1 Including $50M of anticipated run-rate cost synergies for this transaction
2 Based on WillScot 2020 outlook (mid-point) and Mobile Mini 2020 outlook
3 Expected cost to achieve of ~150% of the cost synergies value or ~$75M
4 Free Cash Flow defined as Cash Flow from Operations – Net Capex. Free Cash Flow is non-GAAP financial measure, information reconciling forward-looking non-GAAP measures is unavailable to the Company without unreasonable effort

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Merger of Two Leading Specialty Leasing Platforms

WILLSCOT

- ✓ A leading provider of modular space solutions
- ✓ ~153k modular space and portable storage fleet units; representing over 76M sq. ft of lease space
  - —Average useful asset life of >20 years
  - —Average lease duration of 34 months
- ✓ ~120 locations in the U.S., Canada and Mexico
- ✓ >50k customers representing a highly fragmented portfolio

Mobile / Sales Offices



Complexes



VAPS



mobile mini SOLUTIONS

- ✓ A leading provider of portable storage solutions
- ✓ Rental fleet of ~200k storage solutions containers and office units and ~13k tank and pump units
  - —Average useful asset life of >20 years
  - —Average lease duration of 30 months
- ✓ 156 locations in the U.S., U.K., and Canada
- ✓ ~74k Storage Solutions customers across diverse end markets



Steel Storage Containers

Ground Level Offices







Tanks & Pumps

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Expands Customer Footprint for Both Companies 12 U.K. Branch Network Hawaii Branch Network >275 Locations to Provide Turn Key Office and Storage Solutions to the Combined Company’s ~85,000 Customers U.S. 89% Other North America 6% U.K. 5% 2019 Revenue by Geography (1) 1 Mobile Mini’s North America split (US vs. Other North America) estimated based on Mobile Mini’s branches

Proven Integration Model

WillScot Operations

Collaborative Assessment of Integration Planning (Pre-Close)

IT and Back Office
- Systems assessment
- Migration to single ERP platform
- Back office post IT migration

Commercial Coordination
- Cross-selling
- National accounts + verticals
- Maintain both sales structures

Field Optimization
- Office-storage cross sell optimization
- Logistics optimization

Mobile Mini Operations

WILLSCOT + mobile mini SOLUTIONS

Announcement | *Closing (T=0)* | *T+12 Months* | *T+24 Months*

Run-Rate Cost Synergies Executed: *~30% by ~12 Months* *~80% by ~24 Months*

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Incremental Upside from Revenue Synergies

WILLSCOT
mobile mini SOLUTIONS

WillScot VAPS Offering



EXTERIOR
INTERIOR

Mobile Mini's Managed Services



RESTROOMS
FENCING
LIGHTING
MOBILE OFFICES
GENERATORS
FORKLIFTS
REFERS

- ✓ Cross-selling / customer pull through from modular to storage and vice versa
- ✓ Expansion of WillScot's "Ready to Work" service offering / other VAPS across Mobile Mini's GLOs
  - —30k Mobile Mini GLOs x 80% utilization assumption x $150 monthly WillScot VAPS / unit x 12 months x 80% contribution = ~$35M EBITDA potential as fleet churns
- ✓ Expansion of Mobile Mini's managed services offering across WillScot's office fleet
- ✓ Cross-application of other commercial best practices (e.g. yield management, national account penetration, salesforce productivity etc.)

Competitive Differentiation Through Enhanced Combined Value Proposition; Meaningful Customer Overlap in North America

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Employee Matters MM Employees total compensation and benefit plans will remain in place until merger closes Merger agreement states that employees pay and benefits will remain the same or better for at least one year after close Harmonizing of benefits will take place in January 2021 with new open enrollment period The annual merit review cycle for 2020 remains in place for MM employees We will continue with Annual Performance/Merit review for April, 2020 effective date MM 2020 field and service center bonus plans will remain in place and will be paid at target until the merger closes. Employees must be active employees to receive their quarterly bonus at target Those employees on the annual plan will be paid a pro-rata bonus at target once we close the merger (Summer, 2020) MM will establish retention bonus awards for key personnel to assist in merger close activities and help retained critical employees during this closing process

Questions?

If you think of a question call Mark K or Chris M mergerquestions@mobilemini.com